Exhibit 99.1

Achieve Life Sciences Announces Pricing of $6 Million Registered Direct Offering

SEATTLE, Wash. and VANCOUVER, British Columbia, June 29, 2020 -- Achieve Life Sciences, Inc. (Nasdaq: ACHV), a clinical-stage pharmaceutical company committed to the global development and commercialization of cytisinicline for smoking cessation and nicotine addiction, today announced that it has entered into a securities purchase agreement with certain institutional investors providing for the purchase and sale of 14,634,146 shares of common stock at a price of $0.41 per share in a registered direct offering, resulting in total gross proceeds of approximately $6 million, prior to deducting placement agent fees and estimated offering expenses. The offering is expected to close on or about July 1, 2020, subject to customary closing conditions.

Lake Street Capital Markets LLC is acting as exclusive placement agent for the registered direct offering.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-229019), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on February 11, 2019. The Company intends to use the proceeds from the offering to fund clinical research and development, and for general working capital.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Lake Street Capital Markets LLC, Prospectus Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402 or by email at info@lakestreetcm.com.

About Achieve & Cytisinicline
Tobacco use is currently the leading cause of preventable death and is responsible for more than eight million deaths annually worldwide1. It is estimated that 28.7% of cancer deaths in the U.S. are attributable to cigarette smoking2. Achieve’s focus is to address the global smoking health epidemic through the development and commercialization of cytisinicline.

Cytisinicline is a plant-based alkaloid with a high binding affinity to the nicotinic acetylcholine receptor. It is believed to aid in smoking cessation by interacting with nicotine receptors in the brain by reducing the severity of nicotine withdrawal symptoms and by reducing the reward and satisfaction associated with smoking.

As an approved, branded product in Central and Eastern Europe for more than two decades, it is estimated that over 20 million people have used cytisinicline to help combat nicotine addiction.

[1]	World Health Organization. WHO Report on the Global Tobacco Epidemic, 2019. Geneva: World Health Organization, 2017
[2]	Annals of Epidemiology, Volume 25, Issue 3, 179 - 182.e1

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion of the offering and the expected net proceeds of the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Achieve may not actually achieve its plans or product development goals in a timely manner, if at all, or otherwise carry out its intentions or meet its expectations or projections disclosed in these forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including Achieve's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Achieve undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Achieve Contact
Jason Wong
jwong@bplifescience.com

(415) 375-3340 ext. 4